SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) October 21, 2003

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan		49022-2692
(Address of principal executive officers)		(Zip Code)

(269)-923-5000

Registrant’s telephone number, including area code

Item 5.—Other Events

On October 21, 2003, the registrant announced the appointment of Michael F. Johnston to Whirlpool’s Board of Directors. The text of the press release is attached as Exhibit A to this Form 8-K.

Item 12.—Results of Operations and Financial Condition

On October 22, 2003, the registrant announced third-quarter 2003 net earnings of $105 million, or $1.48 per diluted share, compared to $101 million, or $1.46 per diluted share, in the same period last year. The text of the press release is attached as Exhibit B to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: October 22, 2003	By:	/S/ ROBERT T. KENAGY
Name: Robert T. Kenagy Title: Corporate Secretary

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